PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Exhibit 99.2

FOR IMMEDIATE RELEASE

Brighthouse Financial Announces $500 Million Stock Repurchase Program

CHARLOTTE, NC, February 10, 2020 — Brighthouse Financial, Inc. ("Brighthouse Financial" or the "company") (Nasdaq: BHF) announced today that it has authorized the repurchase of up to $500 million of Brighthouse Financial common stock. The stock repurchase program is in addition to the $600 million aggregate stock repurchase authorizations announced in May 2019 and August 2018. Since the announcement of the company’s first stock repurchase authorization in August 2018, the company has repurchased a total of approximately $570 million of its common stock through January 2020.

“We are pleased to announce our third stock repurchase program, which, assuming full utilization, will bring us to more than 70 percent of our goal to return $1.5 billion of capital to our shareholders through 2021,” said Eric Steigerwalt, president and chief executive officer, Brighthouse Financial. “This new program reflects our financial strength, our ongoing commitment to returning capital over time and the progress we continue to make as we execute our strategy.”

Repurchases under the program may be made through open market purchases, including pursuant to 10b5-1 plans or pursuant to accelerated stock repurchase plans, or through privately negotiated transactions, from time to time at management’s discretion in accordance with applicable legal requirements.

Note Regarding Forward-Looking Statements

This news release and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the separation from MetLife, Inc.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in Brighthouse Financial’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), particularly in the sections entitled “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” as well as in Brighthouse Financial’s subsequent filings with the SEC. Brighthouse Financial does not undertake any obligation to update or revise any forward-looking statement to reflect

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

About Brighthouse Financial, Inc.

Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S., we specialize in products designed to help people protect what they’ve earned and ensure it lasts. Learn more at brighthousefinancial.com.

CONTACT

FOR INVESTORS David Rosenbaum (980) 949-3326 david.rosenbaum@brighthousefinancial.com	FOR MEDIA Deon Roberts (980) 949-3071 deon.roberts@brighthousefinancial.com

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